HIGHMARK FUNDS
                                 CODE OF ETHICS
                            Effective March 24, 2005

A.   LEGAL REQUIREMENTS.

     Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee of HighMark Funds (the "Trust") (as well as certain other persons), in connection with the purchase or sale(1) by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

     (1) To employ any device, scheme or artifice to defraud the Trust or a Fund;

     (2) To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust or a Fund; or

     (4) To engage in any manipulative practice with respect to the Trust or a Fund.

     A security is "held or to be acquired" if it is a "covered security",(2) (or an option on a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.

B.   TRUST POLICIES.

     1. It is the policy of the Trust that no "access person"(3) of the Trust or of a Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.


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     (1) A purchase  or sale  includes  the  writing of an option to purchase or sell.

     (2) A "covered  security" is any  security  under the broad  definition  of
Section 2(a)(36) of the Act except: (i) direct obligations of the United States,
(ii) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies other than the HighMark Funds.

     (3) An "access person" is (i) each trustee or officer of the Trust, (ii) each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities.


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

     2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

     (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

     (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

     (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position.

C.   REPORTING REQUIREMENTS.(4)

     1. In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

     (a) Each person becoming an access person of the Trust or a Fund, other than a trustee who is not an "interested person" of the Fund (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A or in another form provided that it contains the same information required by Rule 17j-1(d)(1)(i) (an "Initial Holding Report") to the Trust's Chief Compliance Officer showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership.(5) Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person. Such initial holding report must be current as of a date no more than 45 days prior to the individual becoming an access person with respect to the initial holdings report. Such reports need not show holdings over which such person had no direct or indirect influence or control.

     (b) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall submit reports in the form attached hereto as Exhibit B or in another form provided that it contains the information required by Rule 17j-1(d)(1)(ii) ("Securities Transaction Reports") to the Trust's Chief Compliance Officer showing all transactions in "covered securities" in which the person has, or by


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     (4) An access person of the Trust or a Fund who is also an access person of the Trust's or a Fund's investment adviser, sub-adviser or principal underwriter may submit reports required by this Section to such investment adviser, sub-adviser or principal underwriter in lieu of submitting reports under HighMark Fund's Code of Ethics provided that(i) codes of ethics of such entities have been approved by the Board of Trustees of the Trust and otherwise comply with Rule 17j-1 and (ii) such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).


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

          reason of such transaction acquires, any direct or indirect beneficial ownership.(5) Such report shall also show information relating to all accounts established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person. Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control and securities purchased pursuant to an automatic investment plan.

     (c) Each trustee who is not an "interested person" of the Trust (as defined in the "Act") shall submit the same quarterly report as required under paragraph (b) to Fund counsel or the Trust's Chief Compliance Officer but only for a transaction in a reportable security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or a Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction or if the securities purchased were purchased pursuant to an automatic investment plan.

     (d) Each access person of the Trust or a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall by January 30 of each year submit to the Trust's Chief Compliance Officer a report in the form attached hereto as Exhibit A or another form provided that it contains the information required by Rule 17j-1(d)(1)(iii) (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 45 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D.   PRECLEARANCE PROCEDURES.

     Investment personnel of the Trust or a Fund shall obtain approval from the Trust's Secretary or any Assistant Secretary and the Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(6)


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     (5)  "Beneficial  ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities (including securities that are not subject to the provisions of such Section
16). Generally, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains from such covered securities benefits substantially equivalent to those of ownership. He or she should also consider himself or herself the beneficial owner of securities if he or she can vest or revest title in himself or herself now or in the future.

     (6) "Investment personnel of the Trust or a Fund" means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. "Initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

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

E.   NOTICE TO, AND REVIEW OF, HOLDING REPORTS BY ACCESS PERSONS.

     1. The Secretary or any Assistant Secretary shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

     2. The Chief Compliance Officer or his or her delegate for the Trust shall review reports submitted under Section C of this Code within 21 days of submission.

     3. The Secretary or an Assistant Secretary will establish and maintain records of access persons of the Trust or the Funds, other than trustees who are not "interested persons" (as defined in the Act), who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports. The Chief Compliance Officer of the Trust will establish and maintain records of trustees who are not "interested persons" (as defined in the Act) who are required to make reports under Section C of this Code.

F.   REPORTS TO TRUSTEES.

     1. The Chief Compliance Officer or Legal Counsel for the Trust shall report to the Board of Trustees:

     (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Chief Compliance Officer, Legal Counsel for the Trust, the Trust, a Fund, or the respective investment adviser for the Trust or a Fund, was considering the purchase or sale of such security;

     (b) with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a) that the Secretary or Legal Counsel for the Trust believes nonetheless may evidence a violation of this Code; and

     (c)  any apparent violation of the reporting requirement.

     2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B above have been violated, and what sanctions, if any, should be imposed.

G.   APPROVAL OF CODES AND MATERIAL AMENDMENTS THERETO.

     1. The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Trust, of the principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund, in each case, provided such approval is required

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

by Rule 17j-1. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment, in each case, provided such approval is required by Rule 17j-1. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.

     2. In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.   ANNUAL REPORT

     Any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:

     1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

     2. certifies that the investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

     This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Chief Compliance Officer, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.


                                     The Board of Trustees
                                     HighMark Funds







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


                                                                       Exhibit A

                                 HIGHMARK FUNDS

                                 Holding Report

[  ]  Initial Holding Report of ___________,  200__
      (date not more than 45 days prior to a reporting person becoming an access person)

[  ]  Annual Holding Report as of ____________, 200__
      (date not more than 45 days prior to submission)

To the Secretary of HighMark Funds or Legal Counsel for HighMark Funds:

     As of the above date, I had direct or indirect beneficial ownership of the following covered securities:


                                                              Principal
                                     Number                   Amount of
Title                                of Shares                Security


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s):


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


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     This report (i) excludes  securities  with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:_________________               Signature:________________________

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


                                                                       Exhibit B


                                 HIGHMARK FUNDS

                          SECURITIES TRANSACTION REPORT

                     For the Calendar Quarter Ended: , 200__

     To the Secretary of HighMark Funds or Legal Counsel for HighMark Funds:

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:


-------------- ---------------------- ---------------------- ---------------------- --------------- ------------- -----------------
Date of        Name of Issuer and     No. of Shares (if      Principal              Type of         Price         Name of Broker,
Transaction    and Title of           applicable)            Amount,                Transaction                   Dealer or Bank
               Security                                      Maturity Date                                        Effecting
                                                             and Interest Rate                                    Transaction
                                                             (if applicable)
-------------- ---------------------- ---------------------- ---------------------- --------------- ------------- -----------------


-------------- ---------------------- ---------------------- ---------------------- --------------- ------------- -----------------


-------------- ---------------------- ---------------------- ---------------------- --------------- ------------- -----------------


-------------- ---------------------- ---------------------- ---------------------- --------------- ------------- -----------------


-------------- ---------------------- ---------------------- ---------------------- --------------- ------------- -----------------

     During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

------------------------------------ -------------------      -------------------------- ----------------------- -------------------
     Name of Broker, Dealer or         Account Number              Names on Account          Date Account was    Type of Account
               Bank                                                                            Established
------------------------------------ -------------------      -------------------------- ----------------------- -------------------


------------------------------------ -------------------      -------------------------- ----------------------- -------------------


------------------------------------ -------------------      -------------------------- ----------------------- -------------------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:_________________              Signature:________________________________




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